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                AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 1, dated as of May 1, 1997, is made and entered into by and between AmeriCredit Corp., a Texas corporation formerly known as "URCARCO, INC.," having an office at 200 Bailey Avenue, Fort Worth, Texas 76107 (hereinafter referred to as "Employer"), and Clifton H. Morris, Jr., an executive employee of Employer (hereinafter referred to as "Executive").

     WHEREAS, Employer and Executive have previously entered into that certain Executive Employment Agreement dated as of January 30, 1991 (the "Employment Agreement").

     WHEREAS, since the execution of the Employment Agreement, due to the growth and financial success of Employer, the responsibilities and compensation of Executive have increased above the provisions and levels set forth in the Employment Agreement; Employer and Executive desire to amend certain provisions of the Employment Agreement to reflect such changes and to better specify the terms and conditions of Executive's employment relationship with Employer.

     NOW, THEREFORE, in consideration of Executive's continued employment by Employer and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive intend by this Amendment No. 1 to modify and amend the Employment Agreement as herein provided.

     1. AMENDMENT TO SECTION 1.1 - "GENERAL DUTIES OF EMPLOYER AND EMPLOYEE." The last sentence of Section 1.1 is hereby amended and modified so as to reflect Executive's current position as Chairman of the Board and Chief Executive Officer (until such time as such position may be changed as provided in Section 1.1).

     2. AMENDMENT TO SECTION 2.1 - "COMPENSATION AND BENEFITS." The first sentence of Section 2.1 is hereby amended and modified so as to reflect Executive's current salary as $500,000 per annum.

     3. AMENDMENT TO SECTION 7.3 - "EFFECT OF TERMINATION." The first sentence of Section 7.3 is hereby amended to read in its entirety as follows:

     If Employer (i) terminates the employment of Executive other than pursuant to Section 6.2 hereof for "due cause" or other than for a disability or death pursuant to Section 6.3 hereof, (ii) demotes the Executive to a nonexecutive position, or (iii) decreases Executive's salary below its then current level, as such salary level may have been increased from time to time above the initial level specified in Section 2.1 hereof, as amended, or reduces the employee benefits and perquisites below the levels provided for by the terms of Section 2 hereof, other than as a result of any amendment or termination of any employee and/or executive benefit plan or arrangement, which amendment or termination is applicable to all executives of Employer, then such action by Employer, unless consented to in writing by Executive, shall be deemed to be a constructive termination by Employer of Executive's employment (a "Constructive Termination").

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     4.   AMENDMENT TO SECTION 11.1 - "MISCELLANEOUS - NOTICES."  The address for notices and other communications, for both Employer and for Executive, is 200 Bailey Avenue, Fort Worth, Texas 76107.

     5. EFFECT OF AMENDMENTS; ENFORCEABILITY OF EMPLOYMENT AGREEMENT. This Amendment No. 1 replaces all previous agreements and discussions relating to the same or similar subject matters between Executive and Employer with respect to the subject matter of this Amendment No. 1. Except as otherwise expressly and specifically amended or modified by this Amendment No. 1, the terms and provisions of the Employment Agreement shall continue in full force and effect on and after the date hereof.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

                                       AMERICREDIT CORP.



                                       By:
                                          -------------------------------------
                                          Michael R. Barrington, Vice Chairman,
                                          President and Chief Operating Officer


                                       EXECUTIVE:



                                       ----------------------------------------
                                       Clifton H. Morris, Jr.


                                       WITNESS:

                                       By:
                                          -------------------------------------
                                          Gerald W. Haddock, Chairman of the
                                          Compensation Committee